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Exhibit 11. Statement Regarding Computation of Per Share Earnings

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                                                                                     For the
                                                                                Three Months Ended
                                                                                  March 31, 2003
                                                                              ---------------------
                                                                              (In Thousands, Except
                                                                                 Per Share Data)
1.   Net income                                                                      $56,397
     Preferred stock dividends declared                                               (1,500)
                                                                                     -------
     Net income available to common shareholders                                     $54,897
                                                                                    -------

2.   Weighted average common shares outstanding                                       84,000
3.   ESOP shares not committed to be released                                         (4,959)
                                                                                     -------
4.   Total weighted average common shares outstanding                                 79,041
                                                                                     -------

5.   Basic earnings per common share                                                 $  0.69
                                                                                     =======

6.   Total weighted average common shares outstanding                                 79,041
7.   Dilutive effect of stock options using the treasury stock method                    740
                                                                                     -------
8.   Total weighted average common and common equivalent shares outstanding           79,781
                                                                                     -------

9.   Diluted earnings per common share                                               $  0.69
                                                                                     =======
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